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Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-175378, Form S-8 No. 333-182212, Form S-8 No. 333-187340) pertaining to the 2000 Stock Incentive Plan, 2004 Stock Plan and 2011 Equity Incentive Plan of Pandora Media, Inc. of our reports dated February 14, 2014, with respect to the consolidated financial statements of Pandora Media, Inc. and the effectiveness of internal control over financial reporting of Pandora Media, Inc. included in this Transition Report (Form 10-K) for the eleven months ended December 31, 2013.

/s/ Ernst & Young LLP

San Francisco, California
February 14, 2014

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  Exhibit 23.01
Consent of Independent Registered Public Accounting Firm